UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2014 (November 28, 2014)

MYOS CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-53298	90-0772394
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey		07927
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 28, 2014, MYOS Corporation (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Cenegenics Product and Lab Services, LLC (“Cenegenics”). Pursuant to the terms of the Agreement, the Company agreed to withdraw its October 10, 2014 request for arbitration before the International Chamber of Commerce against Cenegenics asserting various causes of action, including breach of the distribution agreement between the Company and Cenegenics. Pursuant to the Agreement, Cenegenics agreed to pay the Company $1.9 million by April 2016 including an aggregate of $300,000 during the fourth quarter of 2014, and $100,000 per month from January 2015 through April 2016. Cenegenics also agreed to pay the Company a storage fee for units of product produced by the Company but not delivered to Cenegenics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2014

MYOS CORPORATION

/s/ Peter Levy
Name: Peter Levy
Title: President